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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  February 4, 1997

                          NEXTLINK COMMUNICATIONS, INC.
              (Exact name of registrant as specific in its charter)

                                   Washington
                 (State or other jurisdiction of incorporation)


             333-4603                                     91-1738221
     (Commission File Number)                  (IRS Employer Identification No.)

                     155 108th Avenue NE, Bellevue, WA 98004
          (Address of principal executive offices, including zip code)

                                 (206) 519-8900
              (Registrant's telephone number, including area code)

                         NEXTLINK Communications, L.L.C.
          (Former name or former address, if changed since last report)

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On February 4, 1997, the Company completed the acquisition of substantially all of the assets, including fiber optic cable, electronics and rights of way, of Linkatel Pacific, L.P. ("Linkatel"), a Los Angeles-based competitive access telecommunications provider. Linkatel currently operates an 80 mile fiber optic telecommunications network covering several markets in the Orange and Los Angeles county areas. The Company plans to expand this network and add switching facilities in order to provide local exchange dial tone services during 1997. The total purchase price of $42.5 million consisted of a cash payment of $36.1 million, the payoff of debt of $5.6 million, plus the assumption of net liabilities totaling $0.8 million. The purchase price was funded from existing working capital.

     The transaction will be accounted for as a purchase with the excess of the purchase price over fair value of the net assets acquired being allocated primarily to goodwill, with a 20 year life.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  (b)
          It is impracticable to provide the required financial statements and pro forma financial information at this time. This report will be amended to include the required financial statements by April 8, 1997, which is the first business day following the 60th day after the date this report on Form 8-K is required to be filed.


     (c)  EXHIBITS

     2.1 Asset Purchase Agreement, dated as of September 30, 1996, between NEXTLINK Communications, L.L.C. and Linkatel Pacific, L.P.


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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.



                                        NEXTLINK Communications, Inc.



Date: February 18, 1997                 By: /s/ Kathleen H. Iskra
                                        Kathleen H. Iskra
                                        Vice President, Chief Financial Officer
                                        and Treasurer
                                        (Principal financial and accounting
                                        officer)



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